2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEW FAYETTEVILLE SHALE STUDY PROJECTS ECONOMIC IMPACT FOR THE STATE OF ARKANSAS THROUGH 2008

University of Arkansas Study Predicts Play Could Be One of the Most Significant Tax Revenue Generators in State’s History

Conway, Arkansas – May 10, 2006…According to a recently completed economic impact study, development of the Fayetteville Shale Play will have an estimated $5.5 billion total economic impact on the state of Arkansas through 2008 and has the potential to be one of the most significant tax revenue generators in Arkansas history over the next 10 to 15 years.  The study also projects the natural gas play will have the greatest impact in at least 10 counties throughout the central part of the state, creating 9,683 full-time equivalent jobs and generating $357.7 million in state and local tax revenues.  In addition, the study estimates companies from the oil and gas industry will make direct expenditures from 2005 through 2008 of approximately $3.8 billion in leasing land and mineral rights, drilling and other activities.

The study was conducted by the Center for Business and Economic Research (CBER) in the Sam M. Walton College of Business at the University of Arkansas and funded by Southwestern Energy Company (NYSE: SWN), one of the leading companies active in the play. Southwestern Energy is credited with demonstrating the economic viability of natural gas production from the shale by successfully drilling the first test wells in 2004.  Results of the study were announced today during the annual meeting of the Conway Development Corporation attended by guest speakers, Mr. Harold M. Korell, President and Chief Executive Officer of Southwestern Energy, and Dr. Jeff Collins, Economist and Director of CBER.

“The increased activity in the Fayetteville Shale Play by energy companies like Southwestern Energy is expected to have a significant positive economic impact in Arkansas in the years to come,” stated Korell.  “We sponsored this study because we believe an early focus on quantifying these effects will better position state and local officials and others to prepare for rapid growth in the oil and gas industry in Arkansas.”

Key numbers from the study which estimate the play’s total projected economic impact for the years 2005 through 2008 are as follows.

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Projected Economic Impact of the Fayetteville Shale Play

In the State of Arkansas

	2005	2006	2007	2008	Total 2005 - 2008
Economic Impact	$520.7 million	$1.1 billion	$1.6 billion	$2.3 billion	$5.52 billion
Employment Impact	2,160	4,394	6,661	9,683	9,683 FTE*
State and Local Tax Impact	$28.14 million	$69.5 million	$105.93 million	$154.1 million	$357.7 million

*Total employment by 2008, full-time equivalent jobs

“The play’s greatest benefits to the state of Arkansas are that it will provide an economic stimulus and will diversify the employment base, reducing the dependence on manufacturing and retail, and providing many jobs with above-average pay,” said Collins.  “In addition, one of our biggest national challenges is the growing shortage and rising cost of energy.  The Fayetteville Shale Play has the potential to make Arkansas a major player on the national energy production scene.”

Southwestern Energy’s Activities in the Play

Southwestern Energy has been at the forefront of the companies that have been making substantial investments in developing the Fayetteville Shale Play.  Southwestern began making investments in the play in 2003 by leasing land and mineral rights in several central Arkansas counties.  In August of 2004, Southwestern announced that it had successfully drilled test wells targeting the Fayetteville Shale and had commercially produced gas from the shale.  According to the study, Southwestern’s direct expenditures from 2003 through 2005 were responsible for total economic activity of over $190 million in Cleburne, Conway, Faulkner, Johnson, Van Buren, and White counties.

Through May 1, 2006, Southwestern had spud a total of 148 wells in 18 separate pilot areas in seven separate counties. Southwestern currently estimates that the wells it has drilled through this time have demonstrated that the Fayetteville Shale is gas productive over an area that is approximately 100 miles from west-to-east by 20 miles north-to-south in the state of Arkansas.

Southwestern has also recently announced that it has established production from two other gas-bearing shales which lie geologically beneath the Fayetteville, called the Moorefield and Chattanooga shales, the impacts of which are not included in this study but also have the potential to make a significant contribution to natural gas exploration and development activity in the state of Arkansas.

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About the Economic Impact Study

The economic impact study took University of Arkansas researchers approximately six months to complete and estimates the total output, employment, and state and local tax impacts from exploration and development activities related to the Fayetteville Shale Play in Arkansas from 2005 through 2008 based on currently available data and projections.  Specifically, CBER researchers examined the 10 counties in which energy and service companies have made investments and plan future investment: Cleburne, Conway, Faulkner, Independence, Johnson, Prairie, St. Francis, Van Buren, White, and Woodruff counties.

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Southwestern Energy has eight wholly-owned operating subsidiaries, including Fayetteville-based SEECO, Inc. and Arkansas Western Gas Company, which serves approximately 150,000 customers throughout northern Arkansas.  In 2005, Southwestern formed DeSoto Drilling, Inc., which is headquartered in Conway, to conduct the company’s drilling operations in the Fayetteville Shale Play.  Additional information on the company can be found on the Internet at http://www.swn.com.

A copy of the full CBER study can be found at http://www.swn.com under “Latest News and Information” or at http://cber.uark.edu   under “Publications.”

Contacts:

Greg D. Kerley

                                                        Brad D. Sylvester, CFA

Executive Vice President

                                            Manager, Investor Relations

and Chief Financial Officer

                                            (281) 618-4897

(281) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the

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forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in commodity prices for natural gas and oil; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays; the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position; the extent of the company’s success in drilling and completing horizontal wells; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the company’s lack of experience owning and operating drilling rigs; the company’s ability to fund its planned capital expenditures; future property acquisition or divestiture activities; the effects of weather and regulation on the company’s gas distribution segment; increased competition; the impact of federal, state and local government regulation; the financial impact of accounting regulations and critical accounting policies; changing market conditions and prices (including regional basis differentials); the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates; the availability of oil field personnel, services, drilling rigs and other equipment; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC).

For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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